EXHIBIT A

Agreement of Joint Filing

Pursuant to Rule 13d-1(k)(l)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement on Schedule 13D/A to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

CHARLES W. ERGEN

Dated: July 22, 2026	/s/ Robert J. Hooke
Charles W. Ergen by Robert J. Hooke, attorney-in-fact

CANTEY M. ERGEN

Dated: July 22, 2026	/s/ Robert J. Hooke
Cantey M. Ergen by Robert J. Hooke, attorney-in-fact

ERGEN TWO-YEAR MAY 2025 SATS GRAT

Dated: July 22, 2026	/s/ Robert J. Hooke
Cantey M. Ergen, Trustee by Robert J. Hooke, attorney-in-fact

ERGEN TWO-YEAR JUNE 2025 SATS GRAT

Dated: July 22, 2026	/s/ Robert J. Hooke
Cantey M. Ergen, Trustee by Robert J. Hooke, attorney-in-fact

ERGEN TWO-YEAR JULY 2025 SATS GRAT

Dated: July 22, 2026	/s/ Robert J. Hooke
Cantey M. Ergen, Trustee by Robert J. Hooke, attorney-in-fact

ERGEN TWO-YEAR JUNE 2026 SATS GRAT

Dated: July 22, 2026	/s/ Robert J. Hooke
Cantey M. Ergen, Trustee by Robert J. Hooke, attorney-in-fact

ERGEN TWO-YEAR JULY 2026 ECHO GRAT

Dated: July 22, 2026	/s/ Robert J. Hooke
Cantey M. Ergen, Trustee by Robert J. Hooke, attorney-in-fact

TELLURAY HOLDINGS, LLC

Dated: July 22, 2026	/s/ Robert J. Hooke
Cantey M. Ergen, Manager by Robert J. Hooke, attorney-in-fact